                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 18, 2007
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                                 WHX CORPORATION
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             (Exact name of registrant as specified in its charter)

          Delaware                     1-2394                    13-3768097
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(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)              File Number)            Identification No.)

        555 Theodore Fremd Avenue, Rye, New York                   10580
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        (Address of principal executive offices)                 (zip code)

Registrant's telephone number, including area code: (914) 925-4413
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                                       N/A
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         (Former name or former address, if changed since last report.)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     |_| Soliciting material pursuant to rule 15a-12 under the Exchange Act (17
         CFR 240.15a-12)

     |_| Pre-commencement communications pursuant to Rule 15d-2(b) under the
         Exchange Act (17 CFR 240.15d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act (17 CFR 240.13e-(c))

ITEM 8.01.  OTHER EVENTS

      On October 18, 2007, WHX Corporation (the "Company") filed a Registration
Statement on Form S-1 (the "Registration Statement") with the Securities and
Exchange Commission (the "SEC") for a rights offering to its existing stockholders. The rights offering will be made through the distribution of non-transferable subscription rights to purchase shares of the Company's common stock, par value $0.01 per share, at a subscription price to be determined.
Assuming the rights offering is fully subscribed, the Company will receive gross proceeds of approximately $170 million, less expenses of the rights offering.
The Company intends to use the proceeds of the rights offering to redeem preferred stock issued by a wholly-owned subsidiary of the Company and to reduce its debt.

      In the Registration Statement, the Company also disclosed that for the second quarter of 2007, as a result of the acquisition of Bairnco Corporation and its subsidiaries ("Bairnco") in April 2007, the Company estimated the value of the assets and liabilities acquired from Bairnco using information available at the time, pursuant to Statement of Financial Accounting Standards No. 141
"Business Combinations" (SFAS No. 141). Subsequently, the Company retained independent valuation specialists to assist it in determining the fair value of the assets and liabilities acquired including inventory, fixed assets, pension assets and liabilities and identifiable intangibles. As of October 18, 2007, this valuation work has not been completed. In connection with this process, the preliminary valuation results that the Company has recently received from the valuation specialist indicate that the fair value of inventory acquired exceeded the Company's initial estimate by approximately $5.5 million, the fair value of fixed assets acquired exceeded the Company's initial estimate by approximately
$8.9 million, and the fair value of identifiable intangibles acquired exceeded the Company's initial estimate by approximately $15.6 million. These changes in estimates resulted in $10.4 million of non-cash charges in the third quarter, including approximately $5.5 million to cost of sales, $0.1 million to depreciation expense, and $4.8 million of charges relating to identifiable intangibles (comprised of approximately $3.3 million of acquired in-process research and development, $0.8 million of acquired backlog and $0.7 million of amortization of other identifiable intangible assets over preliminary estimated useful lives of ten years). In addition, on its third quarter balance sheet, the
Company reduced its prepaid pension asset by approximately $3.2 million based on an actuarial valuation performed as of the acquisition date. The Company expects the valuation process to be completed by year-end. Additional adjustments to the
Company's estimates will be made in the fourth quarter if required.

      A press release announcing the filing of the Registration Statement is attached herewith as Exhibit 99.1. The press release is being furnished pursuant to Regulation FD and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit No.             Description
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99.1                    Press release dated October 19, 2007

                                  EXHIBIT INDEX
                                       TO
                             FORM 8-K CURRENT REPORT
                        DATE OF REPORT: OCTOBER 19, 2007

Exhibit No.             Description
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99.1                    Press release dated October 19, 2007

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            WHX CORPORATION

Dated: October 19, 2007                     By:     /s/ Robert Hynes
                                                    ----------------------------
                                            Name:   Robert Hynes
                                            Title:  Chief Financial Officer